Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements of Warner Music Group Corp. of our report dated November 26, 2007 with respect to the consolidated financial statements and schedule of Warner Music Group Corp., and the effectiveness of internal control over financial reporting of Warner Music Group Corp., included in this Annual Report on Form 10-K for the year ended September 30, 2007:

1) Registration Statement Form S-8 (File No. 333-127900)

2) Registration Statement Form S-8 (File No. 333-127899)

New York, NY

November 26, 2007

/s/ Ernst & Young LLP